UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 9, 2020

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland	D02 TY74
(Address of principal executive offices)	(Zip Code)

+353 1 7094000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, €0.001 par value	PRGO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Consistent with the Company’s longstanding pay-for-performance compensation philosophy, on April 9, 2020, the Company’s subsidiary, Perrigo Pharma International D.A.C., amended and restated the Perrigo Employee Severance Programme-Ireland (the “Programme”) to remove the excise tax gross-up payment for eligible executives under the Programme. The Programme provides benefits in cases where an eligible executive officer is: made redundant; terminated without cause; relocated from the existing place of work; subject to a material diminution of authority, duties or responsibilities; or subject to a material diminution in salary. In these cases, eligible executive officers under an Irish employment agreement would receive statutory redundancy pay (where applicable), a notice period or payment in lieu thereof per the terms of the employment agreement, and an ex gratia payment in an amount equal to two and a half times the sum of 52 weeks of pay (prior to any reduction due to a significant reduction in pay) and the eligible executive officer’s target annual bonus for the year in which the severance occurs. Under the Programme as amended and restated, the excise tax gross-up payment provision has been eliminated, and no eligible executive will be entitled to such payment under the Programme.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

PERRIGO COMPANY PLC

	By:	/s/ Todd W. Kingma
Dated: April 9, 2020		Todd W. Kingma
Executive Vice President, General Counsel and Secretary